Exhibit 99.1

Booking Holdings Reports Financial Results for 2nd Quarter 2018

NORWALK, CT – August 9, 2018. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 2nd quarter 2018 financial results. Second quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $23.9 billion, an increase of 15% over a year ago (approximately 11% on a constant-currency basis).
Booking Holding's total revenues for the 2nd quarter were $3.5 billion as compared to gross profit of $3.0 billion, a 20% increase from the prior year (approximately 16% on a constant-currency basis). Net income in the 2nd quarter was $977.4 million, a 36% increase versus the prior year. Net income was $20.13 per diluted share, a 40% increase as compared to the prior year. Net income in the 2nd quarter of 2018 includes approximately $22 million of net unrealized gains on marketable equity securities during the period, pursuant to the adoption of a new accounting update effective for periods beginning after December 31, 2017.
Non-GAAP net income in the 2nd quarter was $1.0 billion, a 32% increase versus the prior year. Non-GAAP net income was $20.67 per diluted share, a 36% increase compared to $15.14 per diluted share a year ago. Adjusted EBITDA for the 2nd quarter was $1.3 billion, a 35% increase versus a year ago. Non-GAAP net income and adjusted EBITDA exclude net unrealized gains on marketable equity securities of approximately $22 million. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with Booking Holdings' financial results under GAAP.
"Booking Holdings achieved strong results for the second quarter," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "Adjusted EBITDA and non-GAAP EPS were up year-over-year 35% and 36%, respectively." Looking forward, Mr. Fogel said, "We will continue to execute on our long-term strategy to drive profitable growth and invest in capabilities to increase customer loyalty and build a larger direct business."
Current Revenue Recognition Standard
Effective January 1, 2018, the Company adopted the current revenue standard, Accounting Standards Update 2014-09 ("Current Revenue Standard"). Under the Current Revenue Standard, the Company recognizes substantially all of its revenue at check-in, rather than at check-out, as it had in the past under the previous revenue standard ("Previous Revenue Standard"). Total revenues for the 2nd quarter of 2018 under the Current Revenue Standard were approximately the same as what gross profit for the 2nd quarter of 2018 would have been if reported under the Previous Revenue Standard.
In addition, revenues from Name Your Own Price® (“NYOP") transactions are now presented on a net basis, with the amounts remitted to the travel service providers reported as a reduction to merchant revenues. Therefore, the Company no longer presents cost of revenues or gross profit.
The year over year growth rates for 2018 compare total revenues in 2018 to gross profit in 2017. The adoption of the Current Revenue Standard, which as mentioned above had an insignificant impact on total revenues in the 2nd quarter of 2018, also had an immaterial impact on the growth rate when comparing total revenues for the 2nd quarter of 2018 under the Current Revenue Standard to gross profit for the 2nd quarter of 2017 reported under the Previous Revenue Standard.

Booking Holdings' guidance for the 3rd quarter of 2018 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	6%	9%
Year over year growth - Total gross travel bookings	3%	6%
Year over year growth - Total gross travel bookings (constant currency)	5%	8%

GAAP
Year over year growth - Revenue (1)	6%	9%
Year over year growth - Revenue (constant currency) (1)	8%	11%
Net income (2)(4)	$1,720	$1,770
Net income per diluted share (3)(4)	$35.85	$36.85

Non-GAAP
Non-GAAP Net income (2)	$1,760	$1,810
Non-GAAP Net income per diluted share(3)	$36.70	$37.70
Adjusted EBITDA	$2,300	$2,360

(1) Growth rates compare the 3rd quarter of 2018 forecasted revenue under the current revenue standard to the 3rd quarter of 2017 gross profit as reported under the previous revenue standard.
(2) Assumes an estimated effective tax rate for the 3rd quarter of 2018 of approximately 21%.
(3) Assumes a fully diluted share count of approximately 48.0 million shares.
(4) Guidance for the 3rd quarter of 2018 for GAAP net income and net income per diluted share exclude the impact of unrealized gains and losses on marketable equity securities which are not predictable.

The Company estimates that total revenues recognized at check-in will be approximately 1% lower in the 3rd quarter of 2018 and approximately 5% higher in the 4th quarter of 2018 when compared to the same quarters in 2018 if revenues were recognized at check-out.
Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $40 million in the 3rd quarter of 2018, before considering the impact of unrealized gains or losses on marketable equity securities which are not predictable.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is comprised of GAAP net income excluding depreciation and amortization expense, interest income, interest expense, unrealized gains and losses on marketable equity securities and income tax expense. Adjusted EBITDA is estimated to be higher than GAAP net income by approximately $580 million to $590 million in the 3rd quarter of 2018, before considering the impact of unrealized gains or losses on marketable equity securities which are not predictable.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•	excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.)
proceedings or other litigation,

•
excludes the impact of significant loyalty program adjustments, such as the favorable $27 million adjustment to total revenues in the 1st quarter of 2018 related to recently introduced changes to OpenTable’s loyalty program,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill or intangible assets,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes, if any, unrealized gains and losses on marketable equity securities, that are recognized in net income (beginning in the 1st quarter of 2018), and

•	the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2018 and 2017.

Information About Forward-Looking Statements
This press release contains forward-looking statements, including information providing guidance of expected future period financial performance. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage our growth and expand our global business;
-- our performance advertising efficiency;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- our ability to respond to and keep up with the rapid pace of technological change;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in over 220 countries and territories across Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa in over 40 languages. The mission of Booking Holdings is to help people experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,186,665	$2,541,604
Short-term investments in marketable securities	4,145,753	4,859,873
Accounts receivable, net of allowance for doubtful accounts of $47,258 and $39,282, respectively	1,715,055	1,217,801
Prepaid expenses and other current assets	985,901	415,527
Total current assets	10,033,374	9,034,805
Property and equipment, net	613,462	480,081
Intangible assets, net	2,162,766	2,176,823
Goodwill	2,850,396	2,737,671
Long-term investments	9,444,908	10,872,527
Other assets	191,347	149,356
Total assets	$25,296,253	$25,451,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,053,509	$667,523
Accrued expenses and other current liabilities	1,418,603	1,138,980
Deferred merchant bookings	1,802,182	980,455
Convertible debt	948,190	710,910
Total current liabilities	5,222,484	3,497,868
Deferred income taxes	502,581	481,139
Long-term U.S. transition tax liability	1,144,682	1,250,846
Other long-term liabilities	143,651	148,061
Long-term debt	7,764,580	8,809,788
Total liabilities	14,777,978	14,187,702

Convertible debt	45,643	2,963

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,926,877 and 62,689,097 shares issued, respectively	489	487
Treasury stock, 15,162,512 and 14,216,819 shares, respectively	(10,630,361)	(8,698,829)
Additional paid-in capital	5,225,709	5,783,089
Retained earnings	15,953,078	13,938,869
Accumulated other comprehensive income (loss)	(76,283)	236,982
Total stockholders' equity	10,472,632	11,260,598
Total liabilities and stockholders' equity	$25,296,253	$25,451,263

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Agency revenues	$2,566,293	$2,332,371	$4,679,632	$4,117,684
Merchant revenues	709,864	498,133	1,236,331	940,178
Advertising and other revenues	260,937	194,052	549,332	386,098
Total revenues	3,537,094	3,024,556	6,465,295	5,443,960
Cost of revenues		67,425		147,826
Gross profit		2,957,131		5,296,134
Operating expenses:
Performance marketing	1,141,893	1,151,343	2,248,100	2,133,515
Brand marketing	123,734	130,321	225,136	211,139
Sales and other expenses	203,593	121,915	369,393	231,514
Personnel, including stock-based compensation of $74,540, $66,879, $145,945 and $125,827, respectively	522,250	385,708	1,021,137	736,738
General and administrative	158,753	143,882	320,892	279,429
Information technology	58,950	44,831	119,391	84,776
Depreciation and amortization	106,666	85,872	209,756	169,302
Total operating expenses	2,315,839	2,063,872	4,513,805	3,846,413
Operating income	1,221,255	893,259	1,951,490	1,449,721
Other (expense) income:
Interest income	45,690	36,821	92,569	68,813
Interest expense	(64,837)	(60,942)	(135,072)	(116,659)
Net unrealized gains on marketable equity securities	21,849	—	76,363	—
Foreign currency transactions and other	(15,046)	(6,021)	(23,102)	(11,148)
Total other (expense) income	(12,344)	(30,142)	10,758	(58,994)
Earnings before income taxes	1,208,911	863,117	1,962,248	1,390,727
Income tax expense	231,539	142,908	377,666	214,895
Net income	$977,372	$720,209	$1,584,582	$1,175,832
Net income applicable to common stockholders per basic common share	$20.34	$14.66	$32.87	$23.92
Weighted-average number of basic common shares outstanding	48,055	49,131	48,202	49,161
Net income applicable to common stockholders per diluted common share	$20.13	$14.39	$32.42	$23.49
Weighted-average number of diluted common shares outstanding	48,550	50,056	48,877	50,049

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$1,584,582	$1,175,832
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117,427	85,123
Amortization	92,329	84,179
Provision for uncollectible accounts	62,033	26,127
Deferred income tax benefit	(21,328)	(40,939)
Net unrealized gains on marketable equity securities	(76,363)	—
Stock-based compensation expense and other stock-based payments	149,501	126,047
Amortization of debt issuance costs	3,793	4,509
Amortization of debt discount	27,371	35,386
Loss on early extinguishment of debt	—	1,027
Changes in assets and liabilities, net of effects of an acquisition:
Accounts receivable	(391,802)	(333,545)
Prepaid expenses and other current assets	(574,151)	(438,641)
Accounts payable, accrued expenses and other current liabilities	1,328,616	873,705
Other long-term assets and liabilities	(11,789)	3,024
Net cash provided by operating activities	2,290,219	1,601,834

INVESTING ACTIVITIES:
Purchase of investments	(1,359,605)	(2,869,903)
Proceeds from sale of investments	3,497,179	1,480,236
Additions to property and equipment	(235,035)	(147,269)
Acquisitions and other investments, net of cash acquired	(139,386)	(490)
Net cash provided by (used in) investing activities	1,763,153	(1,537,426)

FINANCING ACTIVITIES:
Proceeds from short-term borrowing	3,033	4,599
Proceeds from the issuance of long-term debt	—	1,051,722
Payments for conversion of senior notes	(1,487,109)	(83,473)
Payment of debt	(348)	—
Payments for repurchase of common stock	(1,905,280)	(555,250)
Proceeds from exercise of stock options	1,329	2,790
Net cash (used in) provided by financing activities	(3,388,375)	420,388
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(20,457)	68,570
Net increase in cash, cash equivalents and restricted cash and cash equivalents	644,540	553,366
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	2,563,341	2,082,007
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$3,207,881	$2,635,373
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$984,524	$577,247
Cash paid during the period for interest	$100,662	$60,308
Non-cash financing activity for loan forgiveness	$—	$1,000
Non-cash operating and financing activity for an acquisition	$50,751	$—
Non-cash investing and financing activity for an acquisition	$59,690	$—

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF TOTAL REVENUES / GROSS PROFIT TO NON-GAAP TOTAL REVENUES / GROSS PROFIT		Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017
	Total Revenues/Gross profit	$3,537,094	$2,957,131	$6,465,295	$5,296,134

(a)	Adjustment to loyalty program liability	—	—	(27,064)	—

	Non-GAAP Total Revenues/Gross profit	$3,537,094	$2,957,131	$6,438,231	$5,296,134

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017
	Net income	$977,372	$720,209	$1,584,582	$1,175,832

(a)	Adjustment to loyalty program liability	—	—	(27,064)	—
(b)	Depreciation and amortization	106,666	85,872	209,756	169,302
(b)	Interest income	(45,690)	(36,821)	(92,569)	(68,813)
(b)	Interest expense	64,837	60,942	135,072	116,659
(e)	Loss on early extinguishment of debt	—	1,027	—	1,027
(c)	Unrealized gains on marketable equity securities	(21,849)	—	(76,363)	—
(b)	Income tax expense	231,539	142,908	377,666	214,895
	Adjusted EBITDA	$1,312,875	$974,137	$2,111,080	$1,608,902

	Adjusted EBITDA as a % of Non-GAAP Total Revenues/Gross Profit	37.1%	32.9%	32.8%	30.4%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017
	Net income	$977,372	$720,209	$1,584,582	$1,175,832

(a)	Adjustment to loyalty program liability	—	—	(27,064)	—
(c)	Net unrealized gains on marketable equity securities	(21,849)	—	(76,363)	—
(d)	Amortization of intangible assets	45,779	41,161	92,329	84,179
(e)	Debt discount amortization related to convertible debt	10,895	16,525	24,669	33,019
(e)	Loss on early extinguishment of debt	—	1,027	—	1,027
(f)	Tax impact of Non-GAAP adjustments	(8,831)	(20,995)	(4,362)	(42,063)
	Non-GAAP Net income	$1,003,366	$757,927	$1,593,791	$1,251,994

	GAAP weighted-average number of diluted common shares outstanding	48,550	50,056	48,877	50,049

	Non-GAAP Net income per diluted common share	$20.67	$15.14	$32.61	$25.02

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Six Months Ended June 30,
		2018	2017
	Net cash provided by operating activities	$2,290,219	$1,601,834

(g)	Additions to property and equipment	(235,035)	(147,269)

	Free cash flow	$2,055,184	$1,454,565

	Free cash flow as a % of Non-GAAP Total Revenues/Gross Profit	31.9%	27.5%

Notes:
(a)	Favorable adjustment to OpenTable's loyalty program liability related to recently introduced changes to the program.
(b)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(c)	Net unrealized gains related to the change in fair value of our investment in Ctrip equity securities.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(e)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of debt are recorded in Interest expense and Foreign currency transactions and other, respectively. Loss on early extinguishment of debt is excluded from Net Income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(f)	Reflects the tax impact of Non-GAAP adjustments.
(g)	Additions to property and equipment and land-use rights are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Gross Bookings(2)	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18
Agency	$15,369	$15,757	$12,978	$18,140	$17,947	$18,594	$15,015	$20,576	$19,090
Merchant	2,494	2,703	2,134	2,546	2,850	3,168	2,965	4,434	4,807
Total	$17,862	$18,460	$15,112	$20,687	$20,797	$21,762	$17,980	$25,009	$23,896

Year/Year Growth
Agency	19.4%	22.6%	25.5%	24.8%	16.8%	18.0%	15.7%	13.4%	6.4%
Merchant	19.1%	40.2%	27.8%	20.2%	14.3%	17.2%	39.0%	74.1%	68.6%
Total	19.4%	24.9%	25.8%	24.2%	16.4%	17.9%	19.0%	20.9%	14.9%
Constant Currency	21%	26%	28%	27%	19%	16%	14%	12%	11%

Units Sold	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18
Room Nights	140.7	149.6	129.7	173.9	170.2	177.5	151.5	196.8	190.5
Year/Year Growth	24.4%	29.4%	31.0%	27.4%	21.0%	18.6%	16.8%	13.2%	12.0%

Rental Car Days	18.5	18.0	14.0	18.6	20.7	19.0	14.7	18.7	20.9
Year/Year Growth	7.9%	12.5%	14.4%	15.4%	11.7%	5.5%	5.4%	0.6%	1.0%

Airline Tickets	2.0	1.9	1.6	1.8	1.8	1.7	1.6	1.8	1.9
Year/Year Growth	(6.6)%	(2.5)%	(4.3)%	(2.1)%	(8.7)%	(11.8)%	3.1%	1.9%	5.3%

	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18
Gross Profit/Total Revenues (2018) (3)(4)	$2,434	$3,589	$2,281	$2,339	$2,957	$4,380	$2,763	$2,928	$3,537
Year/Year Growth (4)	16.1%	22.1%	21.1%	15.5%	21.5%	22.0%	21.1%	25.2%	19.6%
Constant Currency(4)	18%	23%	24%	17%	24%	19%	17%	18%	16%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) For periods ending prior to January 1, 2018, gross profit has been adjusted to reflect the reclassification of certain prior period expenses from "cost of revenues" to "sales and other expense" to conform to the current period presentation.

(4) For periods beginning after December 31, 2017, the Company records amounts remitted to travel service providers as a reduction to merchant revenues and therefore no longer presents cost of revenues or gross profit. The year over year growth rate compares total revenues in 2018 reported under the current revenue standard to gross profit in 2017 reported under the previous revenue standard.